NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 ON MAY 6, 1994


To Shareholders of Oshkosh B'Gosh, Inc.


The annual meeting of shareholders of Oshkosh B'Gosh, Inc. (the "Company"), will be held at the Pioneer Inn, 1000 Pioneer Drive, Oshkosh, Wisconsin on May 6, 1994 at 10:00 a.m., to consider and act upon the following matters:

       1.  The election of a Board of nine Directors.

       2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on March 11, 1994 is the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL NOMINEES.

                                             Steven R. Duback,
                                             Secretary


Oshkosh, Wisconsin
March 28, 1994

To aid in the early preparation of a record relative to those voting by Proxy, please indicate your voting directions, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you should be present at the meeting and desire to vote in person or for any other reason desire to revoke your Proxy, you may do so at any time before it is voted.



PROXY STATEMENT

                            OSHKOSH B'GOSH, INC.
                              112 Otter Avenue
                          Oshkosh, Wisconsin 54901
                               (414) 231-8800

                           SOLICITATION AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Oshkosh B'Gosh, Inc. (the "Company") for the annual meeting of shareholders to be held on Friday, May 6, 1994. Shares represented by properly executed proxies received by the Company will be voted at the meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary or Acting Secretary of the meeting or by oral notice to the presiding officers during the meeting.

The record date for the meeting is the close of business on March 11, 1994. At that date, there were 13,294,752 shares of Class A Common Stock and 1,291,048 shares of Class B Common Stock outstanding. Each share of Class A Common Stock entitles its holder to one vote for the election of each of two directors. Each share of Class B Common Stock entitles its holder to one vote for the election of each of seven directors. Each share of Class B Common Stock also entitles its holder to one vote concerning all other matters properly coming before the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy.

A majority of the shares of each class, represented in person or by proxy, constitutes a quorum. Directors to be elected by each class shall be elected by a plurality of the votes of the shares of that class present in person or represented by proxy at the meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. In any othermatters, the affirmative vote of the majority of the shares of Class B Common Stock present in person or represented by proxy at the meeting will be the act of the shareholders; holders of Class A Common Stock are not entitled to vote on other matters except as required by law.

The independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors but may not have discretion to do so with respect to any other matters.

Any broker or nominee "non-votes" with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. However, such broker "non-votes" will be counted for quorum purposes if the proxy is voted by the broker with respect to the election of directors.

A majority of the shares of each class represented at the meeting, even if less than a majority of the outstanding stock of either or both classes, may adjourn the meeting from time to time without further notice.

Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

This proxy material is being mailed to shareholders commencing on or about March 28, 1994.

                     SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each director, each nominee for director, each person known to own more than 5% of either class of the Company's Common Stock, each executive officer named in the Summary Compensation Table, and all directors and officers as a group. The information is as of February 1, 1994, except that the information with respect to Banc One Corporation and Ariel Capital Management, Inc. is as of December 31, 1993. Except as indicated in the footnotes such persons have sole voting and investment power of the shares beneficially owned and disclaim beneficial ownership of shares held directly by their spouses.


                                    Shares of Class A   Percentage    Shares of Class B   Percentage
     Name and Address                  Common Stock      of Shares     Common Stock        of Shares
     Beneficial Owner               Beneficially Owned  Outstanding   Beneficially Owned  Outstanding

Banc One Corporation and subsidiaries,
including amounts owned as Trustee
of the Earl W. Wyman Trusts dated
February 17, 1960 as amended
("Earl W. Wyman Trusts") (1)
100 East Broad Street
Columbus OH  43271-0251                 1,740,039          13.1%           145,515          11.3%

Ariel Capital Management, Inc.
307 North Michigan Avenue
Chicago IL  60601                       1,899,005          14.3%                0             --

William F. Wyman (1)(2)(3)
1373 Waugoo Avenue
Oshkosh WI  54901                          84,510           0.6%            223,292          17.3%

Thomas R. Hyde (1)(2)(4)
109 Chapin Parkway
Buffalo NY  14209                         132,591           1.0%            102,847           8.0%

Thomas R. Wyman (1)(2)(5)
2896 Fond du Lac Road
Oshkosh WI  54901                         300,015           2.3%            159,612          12.4%

Douglas W. Hyde (1)(2)(6)
3700 Edgewater Lane
Oshkosh WI  54901                         111,708           0.8%            145,822          11.3%

Michael D. Wachtel (1)(2)(7)
1030 Washington Avenue
Oshkosh WI  54901                         118,156           0.9%            118,078           9.1%

Charles F. Hyde (1)(2)(8)
1234 Washington Avenue
Oshkosh WI  54901                          58,849           0.4%             56,835           4.4%

Joyce W. Hyde (1)(2)(8)
1234 Washington Avenue
Oshkosh WI  54901                         115,263           0.9%             83,909           6.5%

William P. Jacobsen
2100 White Swan Drive
Oshkosh WI  54901                          10,500           0.1%              1,500           0.1%

Steven R. Duback (9)
3212 North Summit Avenue
Milwaukee WI  53211                         2,185           ----                0             ----

Orren J. Bradley
6770 North Reynard
Milwaukee WI  53217                           813            ----               119           ----

Judith D. Pyle
415 Farwell Drive
Madison WI  53704                             300            ----               0             ----

Jerry M. Hiegel
One South Pinckney Street
Suite 333
Madison WI  53703                             0              ----               0             ----

David L. Omachinski
1605 Maricopa Drive
Oshkosh WI  54904                             0              ----               0             ----

Anthony S. Giordino
112 Otter Avenue
Oshkosh WI 54901                           29,740             0.2%            4,470             0.3%

All Directors and Executive
Officers as a group
(17 persons)                            1,265,297             9.5%          904,807             70.1%

<F1>

          (1) The  Earl W. Wyman  Trust for the  benefit of the  Wyman family beneficially  owns 247,500  shares of Class  A Common
          Stock  and 55,180 shares of  Class B Common  Stock, or about
          1.9% and 4.2%, respectively, of such stock outstanding.  Its beneficiaries are Thomas R.  Wyman and his children (William
          F. Wyman and Ann E. Wolf).  The Earl W. Wyman Trust for  the
          benefit of the Hyde  family beneficially owns 182,500 shares of Class A Common  Stock and 55,180 shares of Class B Common
          Stock, or about  1.4% and 4.2%  respectively, of such  stock
          outstanding.   Its beneficiaries are  Joyce W. Hyde  and her
          children (Douglas W.  Hyde, Thomas R. Hyde,  and Margaret H.
          Wachtel).    All of  the  beneficiaries  disclaim beneficial
          ownership of such shares.

<F2>

          (2) Thomas R. Wyman and Shirley F.  Wyman are the parents of
          William F. Wyman and Ann E. Wolf. Thomas R. Wyman is also the brother of Joyce W. Hyde. Joyce W. Hyde and Charles F.
          Hyde are  the parents of Douglas W. Hyde, Thomas R. Hyde and
          Margaret H. Wachtel (who is the wife of Michael D. Wachtel).

<F3>

          (3)  William F. Wyman owns directly 83,630 shares of Class A
          Common Stock and 187,976 shares of Class B Common Stock. He also owns, as sole trustee of three trusts created for the benefit of his children, 880 shares of Class A Common Stock and 9,756 shares of Class B Common Stock. The amounts shown in the table also include 25,560 shares of Class B Common
          Stock owned by two trusts of which he is a remainder beneficiary.

<F4>

          (4)  Thomas R. Hyde owns  directly 93,955 shares  of Class A
          Common Stock and 89,701 shares of Class B  Common Stock.  He owns as sole trustee  of two trusts created for  the benefit of  his children 11,800 shares  of Class A  Common Stock and
          1,000 shares of  Class B  Common Stock.   He has  beneficial
          ownership of 19,136 shares of Class A Common Stock and 8,146 shares of Class B Common Stock held  by him as custodian for his minor children, and beneficial ownership of 3,700 shares of Class A Common Stock held by his spouse.  In addition, he shares  beneficial  ownership of  4,000  shares  of Class  A
          Common  Stock and 4,000 shares of Class B Common Stock owned by a trust  of which he is an income  beneficiary, his minor son  is a remainder beneficiary  and his spouse  is the sole
          trustee.   The  amounts shown  in the  table do  not include
          23,047  shares of Class A Common Stock owned by the Joyce W.
          Hyde  Income  Trust  of 1987  of  which  he  is a  remainder beneficiary, as to which he disclaims beneficial ownership.

<F5>

          (5) Includes  shares owned  directly or as  marital property
          with his wife, Shirley  F. Wyman.   The amount shown in  the
          table  does not include 3,372 shares of Class B Common Stock
          (less  than 1%  of the  total number  outstanding)  owned by
          Shirley  F. Wyman, or the shares owned directly by their two
          adult  children,  as  to   which  he  disclaims   beneficial
          ownership.  The table also does not include 20,000 shares of
          Class A Common  Stock and  25,560 shares of  Class B  Common
          Stock held by trusts under which Thomas R. Wyman and Shirley
          F. Wyman are income beneficiaries.  They disclaim beneficial ownership of those shares.

<F6>

          (6) Douglas W. Hyde  owns directly 73,653 shares of  Class A
          Common  Stock and 135,457 shares of Class B Common Stock, or approximately  0.6% and  10.4%, respectively,  of the  total
          number of such  shares outstanding.   He also  owns as  sole
          trustee  of two  trusts  created  for  the  benefit  of  his children  8,100 shares  of Class  A Common  Stock and  1,000
          shares  of Class  B Common  Stock.   In addition,  he shares
          beneficial  ownership of  29,955  shares of  Class A  Common
          Stock and  9,365  shares  of  Class  B  Common  Stock  owned directly  by his spouse, held  by his spouse  as trustee for the benefit of his children and held by him as custodian for
          his minor children.   The amounts shown in  the table do not
          include 16,635  shares of  Class  A Common  Stock and  2,445 shares of Class B Common Stock  owned by a trust of which he is  the income  beneficiary and  his minor  daughter is  the remainder beneficiary,  or 23,047  shares of Class  A Common
          Stock held as a  remainder beneficiary of the Joyce  W. Hyde
          Income  Trust of 1987,  as to which  he disclaims beneficial ownership.

<F7>

          (7) Michael D. Wachtel owns directly 13,710  shares of Class
          A Common Stock and 1,710 shares of Class B Common Stock,  or approximately 0.1% of the  outstanding shares of each class.
          He owns an additional  2,560 shares of Class B  Common Stock as sole trustee of two trusts created for the benefit of his
          children.   In addition,  he shares beneficial  ownership of
          96,346  shares of Class A Common Stock and 112,808 shares of
          Class B Common Stock  owned directly by his spouse  and held by  his wife as custodian for their minor children and 8,100 shares of Class  A Common Stock and 1,000 shares  of Class B
          Common  Stock owned  by his  spouse as  sole trustee  of two
          trusts  created for  the  benefit of  their  children.   The
          amounts shown in the  table do not include 12,681  shares of
          Class A Common  Stock and  29,083 shares of  Class B  Common
          Stock owned by two  trusts of which his spouse is the income
          beneficiary   and   his   minor   children   are   remainder
          beneficiaries,  respectively, or  23,047  shares of  Class A
          Common Stock held  by his spouse as  a remainder beneficiary of the  Joyce W. Hyde Income  Trust of 1987, as  to which he disclaims beneficial ownership.

<F8>

          (8) Charles F. Hyde, and his wife, Joyce W. Hyde, own all of their Company stock as marital property,  but they each hold
          the amounts  shown  in  their  own respective  names.    The
          amounts shown in the  table do not include the  shares owned directly or indirectly  by their three adult children, as to which they  disclaim beneficial  ownership.  The  table also does  not include 69,140 shares of Class A Common Stock held by the  Joyce W. Hyde Income Trust  of 1987, under which she
          is   the  income   beneficiary,  but   disclaims  beneficial
          ownership.

<F9>

          (9) Steven R. Duback owns 885 shares of Class A Common stock directly and 1,300 shares as custodian for his children.

          The decendents of Earl W. Wyman, their spouses and trusts of
          which  they  are  beneficiaries  (the   "Wyman/Hyde  Group,"
          including, among  others, Thomas  R. Hyde, Charles  F. Hyde,
          Joyce W. Hyde, Douglas W. Hyde, Michael D. Wachtel, Margaret
          H.  Wachtel, the Earl W.  Wyman Trusts, Thomas  R. Wyman and
          William F. Wyman) own a total of 1,864,863 shares of Class A
          Common Stock (approximately 14.0% of the outstanding shares)
          and 1,035,655 shares of  Class B Common Stock (approximately
          79.3% of  the  outstanding  shares).   Each  member  of  the
          Wyman/Hyde Group  is subject  to a cross  purchase agreement pursuant  to which his or her Class B Common Stock generally may  not be transferred except to a spouse or descendant (or a trust for their benefit) unless the shares first have been offered to the other members of the Wyman/Hyde Group.

          Under  the  securities  laws   of  the  United  States,  the
          Company's directors,  its executive officers  and any person holding more than 10%  of any class of the  Company's Common
          Stock are required to report  their initial ownership of the
          Company's Common  Stock and  any subsequent changes  in that
          ownership  to  the   Securities  and  Exchange   Commission.
          Specific due  dates for these reports  have been established and  the  Company is  required  to  disclose in  this  Proxy
          Statement  any failure  to file  these dates  not previously
          reported.To  the  Company's knowledge,  all of  these filing requirements  were satisfied  except  that Forms  3 for  two trusts formed by  Mr. and  Mrs. Wachtel for  the benefit  of their children were filed late.



                    DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

Information regarding the nominees for whom the shares represented by proxies will be voted for election as directors is set forth in the following table. Proxies for Class A Common Stock will be voted to elect Orren J. Bradley and Jerry M. Hiegel as directors, and proxies for Class B Common Stock will be voted to elect Charles F. Hyde, Thomas
R. Wyman, Steven R. Duback, Douglas W. Hyde, Michael D. Wachtel, Judith D. Pyle and David L. Omachinski, as directors. William P. Jacobsen retired as an executive officer of the Company at the end of 1993 and declined to be renominated for election as a director. In the unforseen event that any nominee will be unable or unwilling to serve, proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

The nominees for Directors are:



                                 Principal Occupation
                                 and Business                      Director
         Name            Age     Experience                        Since

Nominees for
Directors to be
Elected by
Class B Shares

Charles F. Hyde           73      Chairman of the Board             1955
                                  (since February, 1990);
                                  until 1992 Mr. Hyde was
                                  Chief Executive Officer of
                                  the Company (since 1966);
                                  until February, 1990 he
                                  was also President of the
                                  Company (since 1962).

Thomas R. Wyman           66      Vice Chairman of the Board        1955
                                  (since February, 1990);
                                  until February, 1990
                                  Mr. Wyman was Executive
                                  Vice President of the
                                  Company (since 1979);
                                  prior thereto Mr. Wyman
                                  served as Vice President
                                  and Treasurer (since
                                  1973).

Steven R.
Duback                    49      Partner, Quarles & Brady          1981
                                  (law firm), Milwaukee
                                  (joined the firm in 1969);
                                  Secretary of the Company
                                  (since 1981).

Douglas W. Hyde           43      President (since 1991) and        1988
                                  Chief Executive Officer
                                  (since 1992); prior
                                  thereto Mr. Hyde served as
                                  Senior Vice President -
                                  Marketing (since 1989);
                                  Vice President -
                                  Merchandising (since
                                  1983); and as Director of
                                  Sportswear Merchandising
                                  (since 1979); joined the
                                  Company in 1975.

Michael D.
Wachtel                   40      Executive Vice President          1988
                                  (since 1991), Chief
                                  Operating Officer (since
                                  1992) and Assistant
                                  Secretary (since 1990);
                                  prior thereto Mr. Wachtel
                                  served as Senior Vice
                                  President - Operations
                                  (since 1986); and as
                                  Director of Operations
                                  (since 1984) and as
                                  Administrative Assistant
                                  to the President; joined
                                  the Company in 1978.

Judith D. Pyle            50      Vice Chairman and Senior          1989
                                  Vice President, Corporate
                                  Marketing, Rayovac
                                  Corporation (manufacturer
                                  of batteries and
                                  flashlights) (since 1983).
                                  Ms. Pyle is also a
                                  director of Firstar
                                  Corporation and of
                                  Wisconsin Power & Light
                                  Co.

David L.
Omachinski                42      Vice President - Finance,         New Nominee
                                  CFO and Treasurer (since
                                  1993.  Joined the Company
                                  in 1993.  Prior thereto
                                  (since 1980)
                                  Mr. Omachinski was a
                                  shareholder of Schumaker,
                                  Romenesko & Associates,
                                  S.C. (since 1992
                                  Mr. Omachinski was the
                                  Executive Vice President
                                  and Chief Operating
                                  Officer thereof) which
                                  served as the Company's
                                  independent public
                                  accountants.


Nominees for
Directors to be
Elected by
Class A Shares

Jerry M. Hiegel           67      Chairman of the Hiegel            1992
                                  Group, Inc. (a private
                                  investment firm) since
                                  1987.  Prior thereto Mr.
                                  Hiegel was Executive Vice
                                  President of General Foods
                                  Corporation (since 1982);
                                  Chairman (since 1984),
                                  President and CEO (since
                                  1980), and President
                                  (since 1977) of Oscar
                                  Mayer Foods Corporation
                                  (food manufacturer
                                  specializing in packaged
                                  meats).  Mr. Hiegel is
                                  also a director of Firstar
                                  Corporation.

Orren J.
Bradley            69             Retired; prior to March,          1988
                                  1992, President of Metro
                                  Milwaukee, Inc. (since
                                  1990); prior thereto he
                                  was Senior Vice-President
                                  of Laub Group, Inc.
                                  (independent insurance
                                  agents) (since 1985);
                                  prior thereto Mr. Bradley
                                  was Chairman and CEO of
                                  Boston Store.  Mr. Bradley
                                  is also a director of
                                  Stokely, USA, Inc.

          Each director attended 75% or more of the meetings of the Board and committees of which he or she is a member held during 1993. The nominating committee consists of Ms. Pyle (chair) and Messrs. Duback, Bradley, D. Hyde, and Wyman. The executive committee consists of Messrs. D. Hyde (chair),
          C. Hyde, Wachtel, Jacobsen and Bradley. The compensation committee consists of Messrs. Duback (chair), Hiegel, Wachtel and Ms. Pyle. The audit committee consists of Messrs. Bradley (chair), Hiegel and D. Hyde.


          Executive Officers

          Information concerning those continuing executive officers of the Company who are not directors or nominees for director is sent forth in the following table.

          Name           Age  Position and Experience

          Anthony S.
          Giordano       57   Vice President -
                              Manufacturing (since
                              1980); joined the
                              Company in 1963.

          Donald M.
          Carlson        58   Vice President - Human
                              Resources (since 1990).
                              Prior thereto
                              Mr. Carlson was
                              director of
                              organizational
                              effectiveness and
                              training for General
                              Dynamics Corp. (an
                              aerospace and defense
                              manufacturer) (since
                              1959).

          Jon C.
          Dell'Antonia   52   Vice President -
                              Management Information
                              Systems (since 1990).
                              Prior thereto
                              Mr. Dell'Antonia served
                              in a similar capacity
                              for Coleman Co. (a
                              manufacturer of outdoor
                              recreational products)
                              (since 1982).

          Oliver E. Wood,
          Jr.            51   Vice President -
                              International Sales and
                              Marketing (since 1990);
                              General Manager,
                              International Sales
                              (since 1987).
          Michael G.
          Donabauer      46   Vice President -
                              Corporate Marketing and
                              Planning (since 1992),
                              Director of Marketing
                              (since 1991).  Prior
                              thereto he was vice
                              president of marketing
                              of Charming Shoppes,
                              Inc. (since 1988).

          William F.     35   Vice President-Domestic
          Wyman               Licensing (since 1993).
                              Prior thereto he was
                              director of licensed
                              product (since 1991)
                              and manager of retail
                              development (since
                              1990); joined the
                              Company in 1981.

          Kenneth H.
          Masters        52   Assistant Vice
                              President -
                              Manufacturing (since
                              1983); prior thereto
                              Mr. Masters served as
                              plan manager (since
                              1973); joined the
                              Company in 1962.



          Charles F. Hyde is the father of Douglas W. Hyde, the father-in-law of Michael D. Wachtel, the brother-in-law of Thomas R. Wyman and the uncle of William F. Wyman, who is the son of Thomas R. Wyman. There are no other family relationships among the executive officers, directors and nominees.

          Executive Compensation

          The following table shows compensation paid by the Company for services rendered to the Company during its fiscal year ended December 31, 1993, to the five most highly compensated executive officers.

                              SUMMARY COMPENSATION TABLE
                                                                                        All Other
                                                   Annual Compensation                Compensation
                                                                                 Retirement          Life
Name and Principal Position      Year      Salary $(1)   Bonus $    Plans $ (2) Insurance $(3)
Douglas W. Hyde                  1993      149,400       58,667       10,660         1,460
President and Chief              1992      146,400       74,989       24,974         1,460
Executive Officer                1991      132,300      100,129       23,233         1,305

Michael D. Wachtel               1993      143,400       58,492       10,234         1,170
Executive Vice President         1992      140,000       74,814       24,480         1,072
and Chief Operating Officer      1991      128,400       99,729       22,813         1,

William P. Jacobsen              1993      139,800       42,222        9,972         4,543
Vice President-Finance, Chief    1992      136,800       53,617       22,502         4,543
Financial Officer and Treasurer  1991      132,000       99,229       23,123

Anthony S. Giordano              1993      122,400       23,221       10,442         3,074
Vice President -                 1992      120,000       28,426       14,041         3,074
Manufacturing                    1991      117,600       58,016       17,562         2,110

Charles F. Hyde                  1993      120,000       25,427        8,562             0
Chairman of the Board            1992      140,000       60,741       32,689        11,265
                                 1991      253,200      222,565       45,045        11,265
<F1>

          (1) For 1993, 1992 and 1991 other annual compensation did not exceed the lesser of $50,000 or 10% of such executive officer's salary.

<F2>
          (2) The Company's contribution to the named individual's accounts in defined contribution retirement plans, including the Executive Nonqualified Profit Sharing Plan and the defined contribution portion of the Excess Benefits Plan.

<F3>
          (3) Premium paid by the Company on a term life insurance policy covering the named individual.


          The Company maintains a qualified Pension Plan, and an unfunded Excess Benefits Plan that provides to participant's pension benefits that they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and years of service classifications under the qualified Pension Plan, including amounts payable under the Excess Benefits Plan.


Average Annual                            Years of Service
Renumeration     15            20             25            30            35            40            45

$50,000       $7,500         $10,000       $12,500       $15,000      $17,500       $20,000       $22,500
 75,000       11,250          15,000        18,750        22,500       26,250        30,000        33,750
100,000       15,000          20,000        25,000        30,000       35,000        40,000        45,000
150,000       22,500          30,000        37,500        45,000       52,500        60,000        67,500
200,000       30,000          40,000        50,000        60,000       70,000        80,000        90,000
250,000       37,500          50,000        62,500        75,000       87,500       100,000       112,500
300,000       45,000          60,000        75,000        90,000      105,000       120,000       135,000
350,000       52,500          70,000        87,500       105,000      122,500       140,000       157,500
400,000       60,000          80,000       100,000       120,000      140,000       160,000       180,000
500,000       75,000         100,000       125,000       150,000      175,000       200,000       225,000
600,000       90,000         120,000       150,000       180,000      210,000       240,000       270,000


          Under the Company's qualified Pension Plan and Excess Benefit Plan a non-union employee generally is entitled to receive upon retirement at age 65 a lifetime monthly benefit equal to 1% of his highest five consecutive year average monthly compensation (including bonuses) multiplied by the number of years in which he completed at least 1,000 hours of service, or certain actuarial equivalent benefits. An employee who has reached age 60 and completed five years of service may retire and begin to receive the actuarial equivalent of his pension benefits, and pre-retirement death benefits equal to the actuarial equivalent value of a participant's accrued pension benefits. Benefit amounts are not subject to any reduction for Social Security benefits. The current years of credited service of Messrs. C. Hyde, D. Hyde, Wachtel, Jacobsen and Giordano are 46, 18, 16, 26 and 30, respectively. The currently applicable final five year average compensation covered by the Pension Plan and Excess Benefits Plan to Messrs. C. Hyde, D. Hyde, Wachtel, Jacobsen and Giordano are $414,149, $220,542, $214,692, $221,108, and
          $167,494.

          Employment Contracts

          Each of Charles F. Hyde and Thomas R. Wyman has entered into an amended and restated employment contract with the Company, providing that if he continues to be employed by the Company upon terms mutually agreeable to him and the Company until the end of the year in which he attains age 65 (i.e., December 31, 1985 and December 31, 1992, respectively) or until such earlier or later date as the parties mutually agree, subject to certain conditions, the Company shall make an annual payment to him upon retirement or permanent disability of $18,000 per annum in monthly installments of $1,500 each, for so long as he shall live, and thereafter to his surviving spouse (if any) or to his estate or the estate of his surviving spouse until total payments equal $180,000. Messrs. Hyde and Wyman retired effective 12/31/93 and 12/31/92, respectively, and have been receiving their benefits.

                        REPORT OF THE COMPENSATION COMMITTEE

          Compensation Committee Approach

          The Compensation Committee recommends executive compensation levels for the Company's executive officers. Its recommendations are usually approved by the Board without change, as was the case in 1993. Salaries and incentive bonuses are determined and established at the beginning of the calendar year with respect to which the salaries and incentive bonuses are payable.

          The approach to compensating the executive officers used for
          calendar   year  1993   was   designed  to   tie   executive
          compensation closely to overall Company profitability.

          The Compensation Committee was guided by:

                    The need to provide competitive compensation to enable the Company to attract and retain key management personnel needed for the Company's long-term success. To this end, the Committee analyzed and took into account annual compensation data published by the American Apparel Manufacturers Association.

                    The philosophy that top level executive compensation ought to depend heavily on overall Company profitability for the year to which the compensation relates. To this end, the Committee recommended incentive bonuses which were a direct percentage of 1993 Company profits.

                    Its knowledge of the individual executives' skills and their anticipated individual performances for the coming year.

          Executive Compensation Package

          The  Company's  executive  compensation  package   for  1993
          consisted of three elements:

                    A fixed salary determined at the beginning of the year.

                    An incentive bonus determined at the beginning of the year based on a predetermined percentage of the Company's profits for 1993.

                    A small year end bonus determined at year end, the amount of which has traditionally been in the range of 3-7 percent of salary (average of about
                    3.3 percent of salary for 1993 for executive officers) and which is based both on individual performance and Company profitability for the year.

          The salaries and incentive bonus percentages for 1993 were set at the beginning of the year with a view to the salary comprising approximately 50-80 percent of total compensation and the incentive bonus comprising approximately 20-50 percent of total compensation. The more senior executive officers' salaries were set toward the low end of the salary range and their incentive bonuses were set at the high end of incentive bonus range. The opposite was true for the more junior executive officers. The combined salary and incentive bonus system rewards the executive officers in a "good" year and penalizes them in a "poor" year. For example, and as a direct result of the nature of the combined salary and incentive bonus system, the total cash compensation paid to each of the five highest paid executive officers for 1993 was less than the amount received by him in 1992. The Committee believes that compensation based on overall Company performance is appropriate for the most senior executives.

          Although the Company does not currently have any stock based compensation plan for executive officers, this subject is currently being studied by the Compensation Committee with a view to proposing some form of modest stock based compensation plan which, if adopted, would probably cover not only executive officers but also employees at lower compensation levels as well.

          The incentive bonuses for senior executives (other than the CEO and COO) for 1994 have been modified to gear their bonuses more directly to the achievement of pre-defined individual and group performance goals as opposed to simply overall Company performance. For the CEO and the COO, incentive bonuses will continue to be based almost entirely on overall Company performance.


          Chief Executive Officer Compensation

          Douglas W. Hyde was the President and CEO of the Company during 1993. His total cash compensation for 1993 was $208,067 consisting of $149,400 salary, $53,817 incentive bonus, and $4,850 year end bonus. His salary and incentive bonus percentage were based on the Committee's evaluation of his individual skills, his anticipated performance for the upcoming year, the high level of his responsibilities, and the relationship of his anticipated total compensation to that of CEOs of other comparable sized manufacturing (especially apparel) companies. His actual total 1993 compensation was obviously linked very directly to, and adversely impacted by, the Company's overall 1993 performance.

                                        Compensation Committee

                                        Steven R. Duback, Chairperson
                                        Judith D. Pyle
                                        Michael D. Wachtel
                                        Jerry M. Hiegel


          Directors' Compensation

          Each outside director of the Company (currently Messrs. Wyman, Duback, Bradley and Hiegel, and Ms. Pyle) is entitled to receive $800 for each directors meeting and $600 for each committee meeting attended, plus travel expenses to and from the meeting. In addition, each outside director is entitled to receive a monthly fee of $1,250 per month. During 1993 Messrs. Wyman, Duback, Bradley and Hiegel and Ms. Pyle received director's fees of $22,000, $23,200, $25,600,
          $23,800 and $23,200, respectively.

          Compensation Committee Interlocks and Insider Participation

          The Company's four member Compensation Committee includes Michael D. Wachtel (the Company's Executive Vice President and COO) and Steven R. Duback (a partner in Quarles & Brady, the Company's principal outside counsel). There are no Compensation Committee interlocks.



          Comparison of Five-Year Cumulative Total Return
          Oshkosh B'Gosh, Inc., S&P 500 Stock Index, and S&P Textile-Apparel Manufacturers Group



                          12/88   12/89    12/90   12/91    12/92   12/93
Oshkosh B'Gosh            100.00  186.51   105.41  143.45   104.60  96.56
S&P 500                   100.00  131.76   127.49  166.17   178.81  196.75
S&P Textiles & Apparel    100.00  131.59   114.60  183.71   195.57  147.90


                                      INDEPENDENT ACCOUNTANTS

          On December 13, 1993, the Company engaged Ernst & Young as the independent public accountants to audit the Company's financial statements for the fiscal year ended December 31, 1993. They replaced the firm of Schumaker, Romensko & Associates, S.C., who served as the independent public auditors for the Company's consolidated financial statements for the fiscal year's ended December 31, 1991 and 1992. The change was approved by the Audit Committee of the Board and the Company's Board of Directors.

          In connection with the audits of the Company's consolidated financial statements for the fiscal year's ended December 31, 1991 and 1992, and the subsequent interim period preceding the engagement of Ernst & Young, there were no disagreements with Schumaker, Romensko & Associates, S.C., on any matters of accounting principals or procedures. Schumaker, Romenesko & Associates, S.C.'s report on the Company's financial statements for such two fiscal years contains no adverse or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

          Representatives from Ernst & Young are expected to be present at the meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

                                    OTHER MATTERS

          The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting and any adjournment thereof.


                                SHAREHOLDER PROPOSALS

          Shareholder proposals must be received by the Company no later than November 29, 1994 in order to be considered for inclusion in next year's annual meeting proxy statement.

                                        By  order  of  the   Board  of
          Directors

                                        Charles F. Hyde, Chairman

          A copy (without exhibits) of the Company's Form 10-K annual report to the Securities and Exchange Commission for the fiscal year ended December 31, 1993 will be provided without charge to each record or beneficial owner of the Company's Class A Common Stock or Class B Common Stock as of March 11, 1994 on the written request of such person directed to: David L. Omachinski, Vice President - Finance, Oshkosh B'Gosh, Inc., 112 Otter Avenue, P.O. Box 300, Oshkosh, Wisconsin 54902

          Oshkosh, Wisconsin
          March 28, 1994